UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VIA optronics AG

(Exact Name of Registrant as Specified in Its Charter)

Federal Republic of Germany	Not Applicable
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Sieboldstrasse 18

90411 Nuremberg

Germany
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one-fifth of an ordinary share, €1.00 notional value per share	The New York Stock Exchange

Ordinary shares, €1.00 notional value per share*	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-248599
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

* Not for trading, but only in connection with the listing of the American Depositary Shares on The New York Stock Exchange. The American Depositary Shares represent ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

VIA optronics AG (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, €1.00 notional value per share, contained under the heading “Description of Company History and Share Capital,” (b) the description of its American Depositary Shares, each representing one-fifth of an ordinary share, €1.00 notional value per share, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Taxation,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-248599), originally filed with the Securities and Exchange Commission (the “Commission”) on September 4, 2020, as amended from time to time (the “Registration Statement”), and any prospectus that constitutes a part of the Registration Statement, to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIA optronics AG
Date: September 21, 2020

	By:	/s/ Jürgen Eichner
	Name:	Jürgen Eichner
	Title:	Chief Executive Officer